SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2010 (July 2, 2010)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)	On July 2, 2010, Ambac Financial Group, Inc. (“Ambac”) received a notice from the New York Stock Exchange (the “NYSE”) that Ambac has fallen below the NYSE’s continued listing standard relating to the price of its common stock. The NYSE requires that the average closing price of a listed company’s common stock be at least $1.00 per share over a consecutive 30 trading day period. As of July 2, 2010, the date of the NYSE notice, the 30 trading-day average closing price of Ambac’s common stock was $0.87 per share.

Under the NYSE’s rules, Ambac has six months from the date of the NYSE notice to have a closing share price and 30 trading-day average share price of its common stock of at least $1.00 in order to avoid the delisting of its shares. During this period, Ambac’s common stock will continue to be traded on the NYSE, subject to Ambac’s compliance with other NYSE continued listing requirements. On July 2, 2010, Ambac informed the NYSE of its intent to cure the price deficiency and have a closing share price and average share price of its common stock of at least $1.00 per share within six months of receipt of the notice from the NYSE. Ambac has previously obtained shareholder approval authorizing its Board of Directors, at the Board’s discretion, to effect a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: July 6, 2010

	By:	/S/ ANNE GILL KELLY
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel